UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2011

Health Net, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On November 2, 2011, Health Net, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2011. The press release contains the non-GAAP financial measure “adjusted days claims payable (DCP).” Adjusted DCP for the third quarter of 2011 was 51.7 days, adjusted DCP for the second quarter of 2011 was 52.0 days, and adjusted DCP for the third quarter of 2010 was 53.6 days. Adjusted DCP excludes reserves and health plan services costs related to the Company’s capitation, provider and other claim settlements and Medicare Part D payables and costs. The most directly comparable GAAP financial measure to this non-GAAP financial measure is third quarter of 2011 DCP of 36.1 days, second quarter of 2011 DCP of 36.7 days, and third quarter of 2010 DCP of 39.0 days.

Management believes that adjusted DCP provides useful information to investors because the adjusted DCP calculation excludes amounts related to health care costs for which no or minimal reserves are maintained. Therefore, management believes that adjusted DCP may present a more accurate reflection of DCP calculated from claims-based reserves than GAAP DCP, which does not exclude such costs. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure is attached to the press release. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

The press release is attached hereto as Exhibit 99.1 and hereby incorporated in this Item 2.02 by reference. The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 2, 2011 announcing results for the quarter ended September 30, 2011 for Health Net, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

November 2, 2011	By:	/s/ Joseph C. Capezza
	Name:	Joseph C. Capezza
	Title:	Executive Vice President and Chief Financial Officer